UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Restructuring Program

In its Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2012, Adept Technology, Inc. (the “Company”) disclosed that it is defining a comprehensive restructuring program to more closely align Adept’s spending levels with its near-term revenue expectations.

On November 14, 2012, the Board of Directors of Adept Technology, Inc. (the “Company”) approved the Company’s restructuring program to streamline operations, consolidate facilities, and complete a reduction in force. In connection with this restructuring program, Adept is reviewing and aligning its strategic priorities and rebalancing its investment in its businesses to maintain sufficient liquidity with renewed emphasis in its core competencies. The restructuring is currently expected to be largely executed in the second and third quarter and fully completed before the end of fiscal 2013.

On November 15, 2012 the Company began notifying employees whose employment will be terminated as a result of the workforce reduction of approximately 20% of its global workforce.

The Company currently estimates that its restructuring charges will include approximately $700,000 to $720,000 related to severance and costs of continuation of certain employee benefits and that such charges will be largely recognized in the second fiscal quarter. Other restructuring costs are expected primarily in the second and third quarter of fiscal 2013 and will include cash and non-cash charges, including potential goodwill impairment.  The Company is currently unable to make a determination of the total amount or range of amounts expected to be incurred. The Company will file one or more amendments to this Form 8-K, as necessary, after the Company determines a range of estimates.

The Company believes that the restructuring actions will result in quarterly cost savings, primarily in operating expenses, of approximately $1.2 to $1.5 million.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in our Annual Report on Form 10-K filed with the SEC on September 24, 2012, the Compensation Committee of the Board of Directors approved fiscal 2013 salaries for the Company’s which included a 10% salary reduction from fiscal 2012 salary levels to lower the operating expenses of the Company to help offset the impact of the slowdown in orders in the first fiscal quarter of 2013.

In connection with its adoption of the restructuring program, on November 16, 2012, the Compensation Committee of the Board approved the reinstatement of executive officer salaries to be effected with a general salary reinstatement scheduled to commence in mid-December, 2012.

Cautionary Statement on Forward-Looking Statements

Certain statements in this Form 8-K regarding the Company’s restructuring program are forward-looking, and the actual results or timing of that program could vary from our current expectations, depending on a variety of factors and uncertainties, including, but not limited to, realizing the anticipated benefits from Adept’s streamlining and efficiency initiatives; improving operational and cost efficiencies going forward; market acceptance of Adept’s products, and the risks that the restructuring efforts may not be sufficiently effective, may have unintended consequences, and could negatively impact our business.

For further information on other risks and uncertainties, please refer to “Item 1A — Risk Factors” in Part I in Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the Securities and Exchange Commission on September 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: November 16, 2012	By:	/s/ Michael Schradle
Michael Schradle Senior Vice President, Finance and Chief Financial Officer